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                                                                    Exhibit 8.1

                                  Subsidiaries

               Name                               Jurisdiction of Incorporation
               ----                               -----------------------------

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Telecom Argentina STET-France Telecom S.A.             Argentina

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Telecom Personal S.A.(1)                               Argentina

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Nucleo S.A.(1)                                         Paraguay

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Cable Insignia(1)(2)                                   Paraguay

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Micro Sistemas(1)(2)                                   Argentina

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Telecom Argentina USA Inc.(1)                          Delaware, United States

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Publicom S.A.(1)                                       Argentina

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(1) Interest held indirectly through Telecom Argentina STET-France Telecom S.A.
(2) Not operative as of December 31, 2002.